CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Mentor Funds

     We consent to the use of our report, dated November 20, 1998, incorporated herein by reference.

                              /s/ KPMG LLP
                              KPMG LLP


Boston, Massachusetts
August 17, 1999